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                                                                   EXHIBIT 23.1



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



Search Financial Services, Inc.
(F/K/A Search Capital Group, Inc.)
Dallas, Texas




We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of our report dated May 23, 1997, relating to the consolidated financial statements of Search Financial Services, Inc. (F/K/A Search Capital Group, Inc.) for the year ended March 31, 1997, appearing in the Company's Form 10-K filed June 30, 1997.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP

                                        BDO SEIDMAN, LLP




Dallas, Texas
July 21, 1997